Exhibit A

SOLD NOTE

Transferee	CHOW Ying Ying
Address

Occupation	Merchant

Name of company in which the share(s) to be transferred -

PTLE Limited

(Incorporated in British Virgin Islands)

Number of share(s)	*3* Ordinary	of	USD270,000.00	each
Consideration received	USD810,000 (equivalent to HKD6,318,000)

Transferor
/s/ HO Tak Wing
HO Tak Wing

Dated 22 March 2024

BOUGHT NOTE

Transferor	HO Tak Wing
Address
Occupation	Merchant

Name of company in which the share(s) to be transferred -

PTLE Limited

(Incorporated in British Virgin Islands)

Number of share(s)	*3* Ordinary	of	USD270,000.00	each
Consideration paid	USD810,000 (equivalent to HKD6,318,000)

Transferee
/s/ CHOW Ying Ying
CHOW Ying Ying

Dated 22 March 2024

Our Ref. (Maylee)

Doc. No. P029-130002

INSTRUMENT OF TRANSFER

PTLE Limited

(Incorporated in British Virgin Islands)

I/We,    HO Tak Wing

of

in consideration of the sum of       USD810,000 (equivalent to HKD6,318,000)

paid to me/us by (name)     CHOW Ying Ying

(occupation)   Merchant____________________________________________________________________________

of (address)                                                                                                                                                                                                         _________________

(hereinafter “the said Transferee”)

do hereby transfer to the said Transferee the 3 Ordinary shares

numbered       _________________________________________________________________________________________________

standing in my/our name in the register of:-

PTLE Limited

to hold unto the said Transferee his/her/its Executors, Administrators or Assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof. And I/we, the said Transferee do hereby agree to take the said share(s) subject to the same conditions.

/s/ HO Tak Wing
HO Tak Wing

/s/ CHOW Ying Ying
CHOW Ying Ying

Witness our hands the 22 March 2024

Witness to the signature(s) of the Transferor -

Witness’s name and address:

Witness to the signature(s) of the Transferee -

Witness’s name and address:

Our Ref. (Maylee)

Doc. No. P029-130002

Company No. : 2138709

PTLE Limited

(Incorporated in British Virgin Islands)

(the “Company”)

WRITTEN RESOLUTIONS OF THE SOLE DIRECTOR made pursuant to provisions of the Articles of Association of the Company:-

TRANSFER OF SHARES

NOTED THAT the following transferor(s) had applied to transfer the following shares in the capital of the Company to the following transferee(s), and THAT the relevant instruments to that effect were received.

Transferor	HO Tak Wing
Transferee	CHOW Ying Ying
No. of Shares	Ordinary
Consideration	USD810,000 (equivalent to HKD6,318,000)

RESOLVED THAT the proposed transfer(s) be approved, and THAT relevant existing share certificate(s) be cancelled, and THAT new share certificate(s) be authorized to issue under the articles of association of the Company in favour of the relevant transferee(s) subject to the necessary stamping of documents.

Dated: 22 March 2024

/s/ HO Tak Wing
HO Tak Wing
Director

PTLE Limited